UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 6, 2015
CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 6, 2015, the stockholders of CDK Global, Inc. (the “Registrant,” “our” or “we”) approved the Registrant’s 2014 Omnibus Award Plan (the “2014 Plan”) at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). The following summary of the material features of the 2014 Plan is qualified in its entirety by reference to the complete text of the 2014 Plan, which was filed with the Registrant’s Proxy Statement for the 2015 Annual Meeting.
Summary of the 2014 Omnibus Award Plan
Administration. Our 2014 Plan is administered by a committee (which we refer to as the "Committee") approved by our board of directors (the “Board”) (or, if no Committee has been appointed, by the Board). The Board appointed the compensation committee as the Committee to administer the 2014 Plan. The Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2014 Plan and to establish, amend, suspend, or waive any rules and regulations relating to our 2014 Plan. The Committee has full discretion to administer and interpret the 2014 Plan and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility. All of our employees, directors, officers, consultants, and advisors, and those of our affiliates, are eligible for awards under the 2014 Plan. The Committee has the sole authority to determine who will be granted an award under the 2014 Plan.
Number of Shares Authorized. The 2014 Plan provides for an aggregate of 12,000,000 shares of our common stock to be reserved for issuance. No participant may be granted awards of options with respect to more than 2,000,000 shares of our common stock, or stock appreciation rights with respect to more than 2,000,000 shares of our common stock, in either case in any consecutive 36-month period. No more than 425,000 shares of our common stock may be granted under our 2014 Plan with respect to performance compensation awards to any single participant for a single fiscal year during a performance period or, if the award is paid in cash, other securities or other awards under the 2014 Plan, no more than the fair market value of 425,000 shares of our common stock on the last day of the performance period to which the award relates. The maximum amount payable to a participant pursuant to a cash bonus under our 2014 Plan for any single fiscal year during a performance period is $10,000,000. All of the shares of our common stock available for awards under the 2014 Plan are available for incentive stock options. The maximum amount (based on the fair market value of shares of common stock on the date of grant) of awards and cash compensation that may be granted in any single fiscal year to any non-employee director is $900,000. If any award granted under the 2014 Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our common stock subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2014 Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2014 Plan, the number of shares covered by awards then outstanding under our 2014 Plan, the limitations on awards under our 2014 Plan, the exercise price of outstanding options, and such other substitution or adjustments as it may determine to be equitable.
The closing price of the Company's common stock on the NASDAQ Global Select Market on September 14, 2015, was $51.48 per share. Only stockholders of record at the close of business on September 14, 2015 were entitled to vote on the 2014 Plan at the 2015 Annual Meeting.
The 2014 Plan has a term of ten years from its original effective date of September 30, 2014 (i.e., ending September 30, 2024), and no further awards may be granted under the 2014 Plan after that date.

Awards Available for Grant. The Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights ("SARs"), restricted stock awards, RSUs, other stock-based awards, performance compensation awards (including cash bonus awards), or any combination of the foregoing.
Options. The Committee is authorized to grant options to purchase shares of common stock that are either "qualified," meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or "nonqualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under our 2014 Plan will be subject to the terms and conditions established by the Committee. Under the terms of our 2014 Plan, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2014 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2014 Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise), through a "net exercise," or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Committee may determine to be appropriate. The Committee may, in its sole discretion, accelerate the exercisability of a stock option upon a change in control, death, disability, retirement, or any other termination of a participant's employment.
In-the-money options that have not been exercised by the option's expiration date will be automatically exercised by means of a net exercise.
Stock Appreciation Rights. The Committee is authorized to award SARs under the 2014 Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares, or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2014 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The Committee may, in its sole discretion, accelerate the exercisability of a SAR upon a change in control, death, disability, retirement, or any other termination of a participant's employment.
In-the-money SARs that have not been exercised by the SAR's expiration date will be automatically settled at that time.
Restricted Stock. The Committee is authorized to award restricted stock under the 2014 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Committee. Restricted stock is common stock that is subject to such restrictions as may be determined by the Committee for a specified period. If any dividends in respect of restricted stock have been withheld by us during the restricted period, those dividends will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock has previously been forfeited. The Committee will determine the treatment of any unvested portion of a restricted stock award upon termination of a participant's employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement, or any other termination of a participant's employment).
Restricted Stock Unit Awards. The Committee is authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Committee. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. If a restricted stock unit award agreement so provides, the restricted stock unit award will be credited with dividend equivalents in respect of the common stock underlying the restricted stock units. Any such dividend equivalents will be paid in cash or, at the discretion of the Committee, in common stock when the restricted period ends, unless the restricted stock unit has previously been forfeited. The Committee will determine the treatment of any unvested portion of restricted stock unit awards upon termination of a participant's employment or service (and may, in its sole discretion, accelerate the lapse of any or all restrictions upon a change in control, death, disability, retirement, or any other termination of a participant's employment).
Other Stock-Based Awards. The Committee is authorized to award unrestricted common stock and restricted stock under our Performance-Based Restricted Stock Program or other incentive programs that we may maintain from time to time. These awards may be granted either alone or in tandem with other awards with such terms and conditions as the Committee may determine.
Deferred Stock Units. The Board may permit directors to defer payment of any portion of their annual retainers. In addition, directors will be allowed to defer payment of any portion of the fees they earn for serving as a board committee chair. Each of our directors will be credited with deferred stock units equal to the portion the director has elected to defer. Directors' deferred stock unit accounts will be credited with dividend equivalents whenever we pay dividends on our common stock. Dividend equivalents will not accrue interest. Deferred stock units and dividend equivalents will all be paid to the directors 30 days after they cease serving as a member of the Board.
Performance Compensation Awards. The Committee may grant any award other than a stock option or a SAR under the 2014 Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The Committee may establish these performance goals with reference to one or more of the following:

• net earnings and adjusted net earnings (before or after taxes);	• operating efficiency;
• objective measures of customer satisfaction;
• basic or diluted earnings per share (before or after taxes);	• working capital targets;
• measures of economic value added;
• net revenue or net revenue growth;	• inventory control;
• gross revenue or gross revenue growth;	• stockholder return;
• gross profit or gross profit growth;	• sales;
• net operating earnings (before or after taxes);	• enterprise value;
• return measures (including, but not limited to, return on investment, assets, capital, invested capital, equity, or sales);	• client retention;
• competitive market metrics;
• cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);	• employee retention;
• timely completion of new product rollouts;

• earnings, or adjusted earnings, before or after taxes, interest, depreciation, and/or amortization;	• timely launch of new facilities;

• objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions, expansions of specific business operations, and meeting divisional or project budgets); and

• gross or operating margins and adjusted gross or operating margins;
• productivity ratios;
• share price (including, but not limited to, growth measures and total stockholder return);
• expense targets;	• any combination of the foregoing.
Any performance goals that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
Transferability. Each award may be exercised during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's legal guardian or representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, except that awards (other than incentive stock options) may in the sole discretion of the Committee be transferred without consideration and on such other terms and conditions as set forth by the Committee.
Amendment. The Board may amend, suspend, or terminate our 2014 Plan at any time; however, stockholder approval to amend our 2014 Plan may be necessary if the law so requires. Also, we would need stockholder approval if the Committee intended to amend an award agreement in a way that would either reduce the exercise price or strike price of a stock option or SAR, or cancel and replace an outstanding stock option or SAR with a new option or SAR or other award in a way that would constitute a "repricing" for financial statement reporting purposes or otherwise fail to qualify for equity accounting treatment, cancel an Option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or take any other action that is considered a "repricing" for purposes of any stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted, and in either case was not otherwise permitted by the provisions of the plan relating to adjustments of awards in the case of changes in our capital structure and similar events. No amendment, suspension, or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.
Change in Control
A "change in control" will have occurred under the 2014 Plan if:

•
any "person" (as defined in Section 3(a)(9) of the Exchange Act), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company's then-outstanding securities;

•
there occurs a merger, consolidation, or other business combination of the Company (a "transaction"), other than a transaction immediately following which the stockholders of the Company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing 50% or more of the voting power in the resulting entity, in substantially the same proportions as their ownership of the Company's voting securities immediately prior to the transaction; or

•
there occurs the sale of all or substantially all of the Company's assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more 50% or more of the voting power in the purchasing entity, in substantially the same proportions as their ownership of the Company's voting securities immediately prior to the transaction.

Compensation Recovery (Clawback)
Pursuant to the 2014 Plan, the compensation committee is permitted to cause all or a portion of any award granted under the 2014 Plan to be forfeited and to require the recipient to forfeit any gain realized on the vesting or exercise of such award, and repay the gain to the Company, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under our 2014 Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local, or payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options. The Code requires that, for treatment of an option as a qualified option, shares of our common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option and (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an "item of tax preference," which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise and the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Deferred Stock Units and Restricted Stock Units. A participant will not be subject to tax upon the grant of a deferred stock unit award or a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a deferred stock unit award or a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) he actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Other Stock-Based Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the award is settled (whether in shares or cash, or both) over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers besides the chief financial officer whose compensation is disclosed in its annual proxy statements, subject to certain exceptions. The 2014 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2014 Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the "performance-based compensation" exception to Section 162(m) of the Code.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting was held on November 6, 2015. There were present at the meeting, either in person or by proxy, holders of 138,955,425 shares of common stock.

1.	The following nominees were elected to the Registrant’s Board for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven J. Anenen	117,009,390	179,786	88,669	21,677,580
Leslie A. Brun	116,515,314	669,694	92,837	21,677,580
Willie A. Deese	116,767,859	402,253	107,733	21,677,580
Amy J. Hillman	110,717,375	6,470,730	89,740	21,677,580
Brian P. MacDonald	117,011,756	171,105	94,984	21,677,580
Stephen A. Miles	115,310,806	1,879,922	87,117	21,677,580
Robert E. Radway	116,787,050	396,584	94,211	21,677,580
Frank S. Sowinski	114,288,553	2,891,647	97,645	21,677,580

2.	The executive compensation of our named executive officers as disclosed in our Proxy Statement for the 2015 Annual Meeting was approved in an advisory vote as follows:

For	Against	Abstain	Broker Non-Votes
113,529,309	3,130,785	617,751	21,677,580

3.	The results of the advisory vote on the frequency of future non-binding advisory votes on executive compensation of our named executive officers were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
104,433,026	284,530	11,956,509	603,780	21,677,580
The Registrant has considered the advisory vote on the frequency of future advisory votes on executive compensation, and determined that it will hold an advisory vote on executive compensation every year until the next vote on frequency of advisory votes on executive compensation, which will occur no later than the Registrant’s Annual Meeting of Stockholders in 2021.

4.	The 2014 Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
114,252,799	2,326,014	699,032	21,677,580

5.	The appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2016 was ratified as follows:

For	Against	Abstain
138,611,130	186,463	157,832

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	2014 Omnibus Award Plan - incorporated by reference to Appendix A to the Registrant’s Proxy Statement for its 2015 Annual Meeting of Stockholders filed with the Commission on September 22, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	CDK Global, Inc.
	By:	/s/ ALFRED A. NIETZEL Alfred A. Nietzel Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	2014 Omnibus Award Plan - incorporated by reference to Appendix A to the Registrant’s Proxy Statement for its 2015 Annual Meeting of Stockholders filed with the Commission on September 22, 2015

10